Exhibit 32.2

     Certification of Chief Executive Officer under Section 1350

     In connection with the quarterly report on Form 10-QSB of Visual Bible International, Inc. (the "Company")for the period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of Section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: August 24, 2004              /s/Maurice Colson


                                   Maurice Colson, Principal
                                   Executive Officer



     The foregoing certification accompanied the Quarterly Report on Form 10QSB filing pursuant to 18 U.S.C. Section 1350. It is being reproduced herein for information only. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after hereof, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained b y the Company and furnished to the Securities Exchange Commission or its staff upon request.